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Exhibit 99.4

Notice of Guaranteed Delivery

for Shares of Common Stock of

ELI LILLY AND COMPANY

Offer to Exchange
up to 293,290,000 Shares of Common Stock of

ELANCO ANIMAL HEALTH INCORPORATED

which are owned by Eli Lilly and Company
for Outstanding Shares of Common Stock of

ELI LILLY AND COMPANY

(Not to be used for signature guarantees)

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 8, 2019 UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE "EXPIRATION DATE." SHARES OF LILLY COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to participate in the exchange offer (as set forth in the prospectus dated February 8, 2019 (the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal")) in the following circumstances:

  (1)
  if certificates representing shares of Eli Lilly and Company ("Lilly") common stock, no par value ("Lilly common stock"), are not immediately available;

  (2)
  if the procedure for book-entry transfer cannot be completed on a timely basis; or

  (3)
  if time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Exchange Agent") on or before the expiration date of the exchange offer.

        This Notice of Guaranteed Delivery may be transmitted by email or mailed to the Exchange Agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined in the Instruction Booklet to the Letter of Transmittal). Additional information can be found in the section entitled "The Exchange Offer—Procedures for Tendering" in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company ("DTC") whose name appears on a security position listing as the owner of shares of Lilly common stock) may submit this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Information Agent for the Exchange Offer is:

1290 Avenue of the Americas, 9th Floor
New York, New York 10104
1-800-676-0194 (toll-free for shareholders, banks and brokers)
+1-781-575-2137 (all others outside the U.S.)

The Exchange Agent for the Exchange Offer is:

By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By Overnight/Registered Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

By Email:
CANOTICEOFGUARANTEE@computershare.com

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (1)(A) SHARE CERTIFICATES REPRESENTING ALL VALIDLY TENDERED SHARES OF LILLY COMMON STOCK (OTHER THAN SHARES OF LILLY COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN LILLY'S SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (B) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF LILLY COMMON STOCK IN THE EXCHANGE AGENT'S ACCOUNT AT DTC, (2) A LETTER OF TRANSMITTAL FOR SHARES OF LILLY COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT'S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (3) ANY OTHER REQUIRED DOCUMENTS, WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Eli Lilly and Company ("Lilly") the number of shares of common stock, no par value per share ("Lilly common stock"), of Lilly set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by Lilly to exchange up to an aggregate of 293,290,000 shares of common stock, no par value ("Elanco common stock"), of Elanco Animal Health Incorporated ("Elanco"), which are owned by Lilly for outstanding shares of Lilly common stock.

Number of shares of Lilly common stock to be tendered:

Account Number (if known):

Dated:                                     , 2019

Signature(s) of Registered Holder(s)
Please type or print name(s) of Registered Holder(s) here
Please type or print address

Area Code and Telephone Number
Tax Identification or Social Security Number(s) (If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

 ODD-LOT SHARES

        Shareholders who directly or beneficially own fewer than 100 shares of Lilly common stock ("Odd-Lot Shares") who wish to tender all of their shares of Lilly common stock will receive preferential treatment if the exchange offer is oversubscribed, in that all such shares of Lilly common stock validly tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 shares of Lilly common stock, and those who own fewer than 100 shares of Lilly common stock but do not tender all of their shares, will be subject to proration. Shares held on behalf of participants in The Lilly Employee 401(k) Plan, The Savings Plan for Lilly Affiliate Employees in Puerto Rico or The Elanco US Inc. 401(k) Plan (each of which holds more than 100 shares of Lilly common stock) will be subject to proration, even if such participants beneficially own fewer than 100 shares.

        This section is to be completed ONLY if shares of Lilly common stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of Lilly common stock who wishes to tender all such shares. The undersigned either (check one box):

☐	is the direct or beneficial owner of an aggregate of fewer than 100 shares of Lilly common stock, all of which are being tendered;

or

☐	is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of Lilly common stock and is tendering all of those shares.

 GUARANTEED DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (each of the foregoing, an "Eligible Institution") (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Lilly common stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of Lilly common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 5:00 p.m., New York City time, on the second New York Stock Exchange trading day after the date hereof, (1)(A) share certificates representing all validly tendered shares of Lilly common stock (other than shares of Lilly common stock in uncertificated form registered directly in Lilly's share register) tendered hereby, in proper form for transfer or (B) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of Lilly common stock in the Exchange Agent's account at DTC, (2) a Letter of Transmittal for shares of Lilly common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent's message (as defined in the Prospectus), and (3) any other required documents.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Lilly common stock, or confirmation of book-entry transfer and an agent's message, and any other required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:
Dated:	, 2019

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).

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ODD-LOT SHARES
GUARANTEED DELIVERY (Not to be used for signature guarantee)